EXHIBIT 23.9

            [MOSKOWITZ, MANDELL, SALIM & SIMOWITZ, P.A. LETTERHEAD]



March 30, 2000


                                                             VIA FEDERAL EXPRESS
Dan Bivins, Esquire
Cyber-Care, Inc.
1903 S. Congress Avenue, Suite 400
Boynton Beach, FL 33426



Re: Cyber-Care, Inc. v. Riewold, Ronald

Dear Dan:

I have now received the original General Releases executed by Ron and Janet Riewold. I have those in my file. I have also received the Settlement Agreement executed by Ron and Janet Riewold before a Notary Public. I am transmitting to you the original Settlement Agreement which requires Cyber-Care's signature on page 11 through an authorized officer. Two witnesses should sign in the witness column on page 11- In addition, a notary needs to execute the notarization form on page 12 of the Settlement Agreement.

Kindly arrange to have the Settlement Agreement executed and returned to me in order that I can conclude this matter. The lawyer for the Riewolds is calling almost every day for receipt of the documents and finalization of this matter.

I would appreciate receiving the executed Settlement Agreement back as quickly as possible. Please call me if you have an, questions regarding this matter.


                                                      Sincerely

                                                      /s/MICHAEL W. MOSKOWITZ
                                                         MICHAEL W. MOSKOWITZ

                              SETTLEMENT AGREEMENT

      THIS SETTLEMENT AGREEMENT ("AGREEMENT") is entered into and effective as of this 20th day of March, 2000, by and between CYBER-CARE, INC., a Florida corporation (hereafter "CYBER-CARE"); RONALD RIEWOLD (hereafter "RIEWOLD"); and JANET RIEWOLD (hereafter "JANET RIEWOLD").

                                R E C I T A L S

      WHEREAS, CYBER-CARE is a Florida corporation authorized to do business in Florida with its principal place of business in Palm Beach County, Florida; and

      WHEREAS, CYBER-CARE was formerly known as Medical Industries of America (hereafter "MIOA"); and

      WHEREAS, MIOA and RIEWOLD entered into an Employment Agreement (hereafter the "Employment Agreement") dated July 1, 1997 pursuant to which MIOA employed RIEWOLD to serve as a Senior Vice President; and

      WHEREAS, on a date after or about July 9, 1999, RIEWOLD's employment with CYBER-CARE ceased; and

      WHEREAS, certain disputes have arisen between RIEWOLD on the one hand and CYBER-CARE on the other hand regarding their respective rights and obligations under the Agreement; and

      WHEREAS, RIEWOLD instituted the litigation against CYBER-CARE encaptioned RONALD RIEWOLD V. CYBER-CARE, INC., Case No. 00-00593 (AB), in the Circuit Court of the 15th Judicial Circuit, in and for Palm Beach County, Florida (hereafter the "Litigation"); and

      WHEREAS, the parties hereto desire to settle and resolve their differences conditioned upon full performance with the terms and conditions of this AGREEMENT; and

      WHEREAS, each of the signatory parties have received independent legal and/or accounting advice as to the nature and obligations of this AGREEMENT, and each have been fully informed of his or her respective legal rights, obligations and liabilities as set forth herein; and

      WHEREAS, each of the parties, believing this AGREEMENT to be fair, just and reasonable, has assented freely and voluntarily to its terms.

      NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and in consideration of the obligations and duties assumed by each party, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed as follows:

                            ARTICLE I - INCORPORATION

      The foregoing recitals are true and correct, and are incorporated herein by reference.

                           ARTICLE II - CONSIDERATION

      The consideration for this AGREEMENT is the mutual benefits each accruing to the other party that presently exist, or are to be obtained by the parties, and the promises of each to the other. The adequacy of the consideration for this Agreement is hereby admitted by all parties hereto.

               ARTICLE III - CONFIDENTIALITY AND NON-DISPARAGEMENT

      Except as expressly set forth herein, or as may be required by any applicable federal, state or local securities or healthcare regulations or statutes, including any exchange rules or regulations, the parties hereby agree that any and

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all matters embodied by or encompassed within this AGREEMENT are to be kept strictly confidential, and are to be governed by the following terms and conditions which are a material and integral part of this AGREEMENT:

            A. All parties hereto agree, covenant and represent that they will not discuss or disclose their respective claims against each other, the terms and conditions of this AGREEMENT, or any facts pertaining to either of the same, whether disputed or not, any oral or written information obtained by them, and/or the contents of any settlement negotiations, the facts of this settlement, and/or any payment with or to any person or entity hereunder, and further agree that they shall not, directly or indirectly, either on their own or through other persons or entities, orally, in writing, or in any form, disclose, disparage or make comment about their respective claims or this AGREEMENT, or the conduct or lack of conduct of any party hereto, to or with any third person, firm, entity, organization, corporation, government entity, media, or any regulatory, administrative, or review body, whether private, public, professional, local, county, state, or federal, or any other entity unless otherwise provided herein or unless required by lawful process of any court or governmental entity;

            B. All parties hereto agree, covenant and represent that they will not discuss or disclose any evidence or information obtained regarding their respective claims, including but not limited to any oral or written information obtained by them, with or to any persons or entities and further agree that they shall not, directly or indirectly, either on their own or through other persons or entities, orally, in writing, or in any form, testify, participate, cooperate or assist the claims of any other persons or entities who have or may have a claim, action or

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lawsuit against any other party hereto, unless otherwise provided, or unless required by lawful process of any court or governmental entity;

            C. All parties hereto agree, covenant, and represent that they will not consent to be interviewed by the media, nor will they comment in any manner to the media or others, other than to state that the matter has been amicably settled. In particular, they will not indicate any measure of satisfaction or dissatisfaction with the settlement, regardless of the form of the media communication, regarding the parties' respective claims or regarding the terms and conditions of this AGREEMENT, any payments given in consideration for this AGREEMENT, the information protected by this AGREEMENT and/or the existence of this AGREEMENT, unless otherwise provided or unless required by lawful process of any court or governmental entity;

            D. The parties hereto, agree, covenant and represent that they shall not disclose, disseminate or reveal, in any way whatsoever, the original or any copy of any portion of this AGREEMENT, nor any prior memoranda signed by the parties hereto, nor any other written communication between counsel or anyone else concerning the parties' respective claims or disagreement, nor any portion of the AGREEMENT, directly or indirectly, to any person, firm, corporation or governmental entity, the media, any regulatory, administrative or review body, whether private, professional, local, county, state, or federal, or other entity, unless otherwise provided herein or unless required by lawful process of any court or governmental entity.

            E. Disclosure of all matters embodied or encompassed within this AGREEMENT shall be permitted to attorneys, accountants or other professional advisors acting in such capacity on behalf of any party hereto.

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
                 ARTICLE IV - RELEASE BY RIEWOLD TO CYBER-CARE

      Contemporaneous with the execution of this AGREEMENT, RIEWOLD agrees to execute the General Release unto CYBER-CARE, attached hereto and incorporate herein as Exhibit "A". This executed General Release shall be delivered to Michael W. Moskowitz, Esq., Moskowitz, Mandell, Salim & Simowitz, P.A., as counsel for CYBER-CARE.

                  ARTICLE V - RELEASE BY CYBER-CARE TO RIEWOLD

      Contemporaneous with the execution of this AGREEMENT, CYBER-CARE agrees to execute the General Release unto RIEWOLD, attached hereto and incorporated herein as Exhibit "B". This executed General Release shall be delivered to Roy
D. Oppenheim, Esq., Oppenheim & Pilelsky, P.A., as counsel for RIEWOLD.

               ARTICLE VI- RELEASE BY JANET RIEWOLD TO CYBER-CARE

      In exchange for the assignment provided by Article VIII INFRA and contemporaneous with the execution of this AGREEMENT, JANET RIEWOLD agrees to execute the General Release unto CYBER-CARE, attached hereto and incorporate herein as Exhibit "C". This executed General Release shall be delivered to Michael W. Moskowitz, Esq., Moskowitz, Mandell, Salim & Simowitz, P.A., as counsel for CYBER-CARE.

                      ARTICLE VII - RIEWOLD STOCK PURCHASE

      CYBER-CARE hereby agrees to issue or instruct its transfer agent to issue 137,500 unregistered shares of CYBER-CARE common stock to RONALD RIEWOLD upon the presentation by RIEWOLD of a cashier's check for

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$203,500.00, representing $1.48 per share. CYBER-CARE hereby agrees to amend its current S-3 filing to include the registration of these shares of stock. CYBER-CARE hereby agrees to use reasonable and best efforts to accomplish the filing and approval of the S-3 filing. CYBER-CARE makes no representation, warranty or guarantee of the date of accomplishing the amended S-3 filing, but believes that it can be accomplished prior to April 15, 2000.

                     ARTICLE VIII - RIEWOLD STOCK ASSIGNMENT

      CYBER-CARE hereby agrees to permit RIEWOLD to assign 50,000 shares of the 137,500 shares of CYBER-CARE unregistered common stock referenced in Article VI, to his former wife JANET RIEWOLD. This assignment shall occur contemporaneous with the execution of this AGREEMENT by all parties hereto.

                      ARTICLE IX - FINAL ORDER OF DISMISSAL

      Counsel for the parties hereto shall file with the Court a Stipulation and Order in the form attached hereto as Exhibit "D", providing for a dismissal of the Litigation with prejudice.

                   ARTICLE X - TERMINATION OF PRIOR AGREEMENTS

      The Employment Agreement dated June 1, 1997 by and between RONALD RIEWOLD and MIOA is hereby terminated and of no further force or effect.

      The Stock Option Agreement dated July 1, 1998 by and between RONALD RIEWOLD and MIOA is hereby terminated and of no further force or effect.

               ARTICLE XI - NON-INTERFERENCE AND NON-DISPARAGEMENT

      From this moment forward, RIEWOLD agrees that he will not, directly or indirectly, or through his agents or attorneys, take any action to defeat, impair,

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impede or otherwise interfere with CYBER-CARE's business and/or reputation, and will take no action whatsoever to adversely affect the same.

                           ARTICLE XII - MISCELLANEOUS

      1. CLOSING. The execution of this AGREEMENT and all exhibits by all parties hereto and the payment of all monies must ALL occur no later than March 28, 2000.

      2. TAXES. The parties hereto shall each be responsible for the payment of their own respective tax obligations created as a result of the terms and conditions of this AGREEMENT, or performance hereunder.

      3. GOVERNING LAW. This AGREEMENT has been entered into in the State of Florida, and it is the intention of the parties that all questions as to performance, interpretation, validity, legal effect and enforceability of this AGREEMENT, shall be determined in accordance with the laws of the State of Florida. The parties hereby further agree that the exclusive venue for any action under this AGREEMENT shall be the courts of Palm Beach County, Florida, state and federal, and all parties hereby waive any objections which they may have to the personal jurisdiction of such courts. Such personal jurisdiction is hereby conferred without regard to the actual locus or residence of the parties at the present time, or regardless of any change of residence of any of the parties that may occur hereafter.

      4. ENTIRE AGREEMENT. This AGREEMENT sets forth the entire understanding of the parties hereto, and supersedes all previous oral and written agreements, if any, between the parties, and may not be amended, altered or modified except by written document signed by all of the parties hereto.

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
      5. HEADINGS. The headings used in this AGREEMENT are used for reference purposes only, and are not deemed controlling with respect to the meaning, construction or effect of the contents thereof.

      6. SEVERABILITY. The invalidity or unenforceability of any particular provision of this AGREEMENT shall not affect the other provisions hereof, and this AGREEMENT shall be construed in all respects as if such invalid or unenforceable provision were omitted.

      7. BINDING EFFECT. This AGREEMENT shall be binding upon and inure to the benefit of, and shall be enforceable by, the respective successors, assigns, heirs, beneficiaries and personal representatives of the parties hereto.

      8. GENDER. Wherever the context shall so require, all words herein any gender shall be deemed to include the masculine, feminine or neuter gender; all singular words shall include the plural and all plural shall include the singular.

      9. WAIVER OF BREACH. The waiver of any party of a breach of any provision of this AGREEMENT by the other shall not operate or be construed as a waiver of any subsequent breach.

      10. ATTORNEYS' FEES AND COSTS. In the event that any party shall be required to enforce this AGREEMENT through litigation, the prevailing party shall be entitled to recover its reasonable attorneys' fees and all costs and expenses incurred in connection with such enforcement, including fees, costs and expenses incurred upon any appeal or in any bankruptcy proceedings.

      11. COUNTERPARTS. This AGREEMENT may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed to be an original.

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      12. FURTHER COOPERATION. Each of the parties hereto agrees to execute whatever additional documentation or instruments as are necessary to carry out the intents and purposes of this AGREEMENT.

      13. JOINT AGREEMENT. This AGREEMENT shall be considered the joint product of all parties hereto, and in the event of any controversy as to the construction of any provision hereof, such controversy shall not be construed against any party as the alleged drafter of this AGREEMENT.

      14. NOTICE. Any and all notices, consents, offers, acceptances, or any other communications provided for herein shall be given in writing and shall be effective upon delivery as evidenced by a receipt executed by or for the party to whom such notice, consent, offer, acceptance, or any other communication provided for herein is addressed; which delivery shall occur upon facsimile transmission, as evidenced by such facsimile transmission verification report OR upon delivery by (i) certified or registered mail as evidenced by a return receipt executed by or for the party to whom such mail is addressed, or (ii) courier service, including, without limitation, United Parcel Service, Federal Express, Purolator, Airborne Express, or U.S. Postal Service Express Mail, as evidenced by a receipt executed by or for the party to whom such courier package is addressed. Notices shall be given to the following:


   If to CYBER-CARE, INC..:               Dan Bivins, Esquire
                                          Cyber-Care, Inc.
                                          1903 So. Congress Avenue, Suite 400
                                          Boynton Beach, FL 33426

   With a copy to:                        Michael W. Moskowitz, Esquire
                                          Moskowitz, Mandell, Salim &
                                            Simowitz, P.A.
                                          800 Corporate Drive, Suite 510

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
                                          Fort Lauderdale, FL  33334
                                          (954) 491-2000
                                          (954) 491-2051 (FAX)

   If to RONALD RIEWOLD                   Ronald Riewold
                                          6300 La Costa Dr., Apt. M
                                          Boca Raton, FL 33433



   With a copy to:                        Roy D. Oppenheim, Esquire
                                          Oppenheim & Pilelsky, P.A.
                                          1290 Weston Road, Suite 300
                                          Weston, FL 33326
                                          (954) 384-6114
                                          (954) 384-6115 (FAX)

If to JANET RIEWOLD                       Janet Riewold
                                          2622 Timbercreek Circle
                                          Boca Raton, Florida 33431

   With a copy to:                        Roy D. Oppenheim, Esquire
                                          Oppenheim & Pilelsky, P.A.
                                          1290 Weston Road, Suite 300
                                          Weston, FL 33326
                                          (954) 384-6114
                                          (954) 384-6115 (FAX)

The parties shall provide notice, in writing, of any changes to the aforesaid notice addresses.

      15. TIME. Time shall be of the essence in the performance of any obligation or the sending of any notice under this AGREEMENT.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement, with the intent to be legally bound, on the day and year written below:

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
WITNESSES:

                                          CYBER-CARE, INC., a Florida
                                          corporation

/s/ SIGNATURE ILLEGIBLE                   BY:/s/ DANIEL W. BIVINS, JR.
/s/ SIGNATURE ILLEGIBLE                   Sr. Vice President and General Counsel
                                                  (Print name and title)




/s/ SIGNATURE ILLEGIBLE                   BY:/s/ RONALD RIEWOLD
                                          RONALD RIEWOLD
_________________________



/s/ SIGNATURE ILLEGIBLE                   BY:/s/ JANET RIEWOLD
                                          JANET RIEWOLD
_________________________


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
STATE OF FLORIDA        )
                        ) SS:
COUNTY OF PALM BEACH    )

      The foregoing instrument was acknowledged before me this 31st day of March, 2000, by Daniel W. Bivins, Jr., Sr. Vice President and General Counsel of CYBER-CARE, INC., who [X] is personally known to me, or [ ] produced as ______________________________ identification.


                                                 [NOTARY SEAL]
                                    /s/ SIGNATURE ILLEGIBLE
                                    NOTARY PUBLIC
My Commission Expires:              Print Name: Rachel Flatley
                                    Commission No.:

    [NOTARY SEAL]


STATE OF FLORIDA        )
                        ) SS:
COUNTY OF PALM BEACH    )

      The foregoing instrument was acknowledged before me this 20th day of March, 2000, by RONALD RIEWOLD, who [X] is personally known to me, or [ ] produced ___________________________________________________ as identification.



                                    /s/ SIGNATURE ILLEGIBLE
                                    NOTARY PUBLIC
My Commission Expires:              Print Name: Roy D. Oppenheim
                                    Commission No.:


                  [NOTARY SEAL]

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
STATE OF FLORIDA        )
                        ) SS:
COUNTY OF PALM BEACH    )

      The foregoing instrument was acknowledged before me this 20th day of March, 2000, by JANET RIEWOLD, who [X] is personally known to me, or [ ] produced ___________________________________________________ as identification.


                                    /s/ SIGNATURE ILLEGIBLE
                                    NOTARY PUBLIC
My Commission Expires:              Print Name: Roy D. Oppenheim
                                    Commission No.:

                                               [NOTARY SEAL]

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